Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

AutoNation Reports All-Time Record Quarterly EPS
•Second quarter 2022 EPS was $6.48, an increase of 34% compared to second quarter 2021 EPS of $4.83
•Second quarter 2022 operating income was $558 million, an all-time record and an increase of 5% as compared to the same period a year ago
•Second quarter 2022 After-Sales gross profit was $482 million, an increase of 11% compared to the same period a year ago
•During the second quarter of 2022, AutoNation repurchased 3.7 million shares of common stock for an aggregate purchase price of $404 million
•AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock
•AutoNation today announced its plan to acquire CIG Financial to expand it capabilities and enhance the Customer buying experience
FORT LAUDERDALE, Fla., (July 21, 2022) — AutoNation, Inc. (NYSE: AN), America’s most admired automotive retailer, today reported second quarter 2022 EPS of $6.48. Second quarter 2022 revenue was $6.9 billion, down 2% as compared to the same period a year ago.

Operational Summary
Second quarter 2022 Operational Summary:

•Revenue - Revenue was $6.9 billion, a decrease of 2% compared to the year-ago period.
◦New Vehicle Revenue – New vehicle revenue declined 14% compared to the year-ago period.
◦Used Vehicle Revenue – Used vehicle revenue increased 13% compared to the year-ago period.
•Gross Profit - Gross profit totaled $1.4 billion, an increase of 3% compared to the year-ago period.
◦New Vehicle Gross Profit - New vehicle gross profit per vehicle retailed was $6,106, up $1,953 or 47% compared to the year-ago period.
◦Used Vehicle Gross Profit - Used vehicle gross profit per vehicle retailed was $1,915, a decrease of $324 or 14% compared to the year-ago period and an increase of $349 or 22% compared to the prior quarter.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed was $2,724, up $385 or 16% compared to the year-ago period.
◦After-Sales Gross Profit - After-Sales gross profit was $482 million, an increase of 11% compared to the year-ago period.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 55.4%, an improvement of 110 basis points compared to the year-ago period.

“AutoNation Associates delivered outstanding performance across all of our business sectors, leveraging our customer focus, digital capabilities, cost discipline, and capital allocation to produce record results. I am particularly pleased with our After-Sales penetration with gross profit increasing 11% compared to last year. This is a key profit driver that has been a particular area of focus since my arrival and that has been structurally embedded in the organization. Additionally, today, we announced our agreement to acquire CIG Financial, an auto finance company. This acquisition addresses a key strategic next step in the evolution and expansion of our customer relationships, particularly for our used vehicle business,” said Mike Manley, AutoNation Chief Executive Officer.

Used Vehicle Growth Strategy
AutoNation’s second quarter 2022 used vehicle revenue increased 13%, compared to the prior year period, driven by AutoNation’s used vehicle sourcing strategy, a broad selection of inventory, a proven operating model, demonstrated digital scale, and an admired brand. AutoNation will continue to expand its used vehicle retail business, leveraging its existing capabilities and AutoNation USA growth plan, coupled with rich data and analytics.

The Company plans to open its twelfth AutoNation USA store in the third quarter in Kennesaw, Georgia. AutoNation’s target is to have over 130 AutoNation USA stores in operation from coast-to-coast by the end of 2026. These stores will continue to leverage the AutoNation brand, scale, and proven Customer-centric processes to capture a larger share of the used vehicle market.
Acquisition of Captive Finance Capabilities
AutoNation today announced it has entered into an agreement to acquire CIG Financial, an auto finance company headquartered in Irvine, CA. The acquisition of CIG Financial aligns with AutoNation’s strategic business model and singular focus on personalized mobility solutions that are easy, transparent, and customer-centric. This acquisition will further extend AutoNation’s relationship with its Customers beyond the buying experience and throughout the vehicle ownership life cycle. The transaction is expected to close within the next 90 days, subject to customary closing conditions and regulatory approvals.

Share Repurchase
During the second quarter of 2022, AutoNation repurchased 3.7 million shares of common stock, or 6% of shares outstanding, for an aggregate purchase price of $404 million. Year-to-date through July 19, 2022, AutoNation repurchased 7.2 million shares of common stock, or 11% of the shares outstanding at the beginning of the year, for an aggregate purchase price of $789 million. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock. As of July 19, 2022, AutoNation had approximately 56 million shares outstanding.

Liquidity and Leverage
As of June 30, 2022, AutoNation had $2.1 billion of liquidity, including $337 million in cash and approximately $1.8 billion of availability under our revolving credit facility. The Company’s covenant leverage ratio was 1.5x at quarter-end, or 1.4x net of cash and used floorplan availability. AutoNation had approximately $3.5 billion of non-vehicle debt outstanding as of June 30, 2022.

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended June 30,
	2022	2021	YoY
Revenue	$6,869.2	$6,978.4	-2%
Gross Profit	$1,361.7	$1,326.3	3%
Operating Income	$558.1	$530.2	5%
Net Income	$376.3	$384.8	-2%
Diluted EPS	$6.48	$4.83	34%

New Vehicle Retail Unit Sales	57,890	77,164	-25%
Used Vehicle Retail Unit Sales	77,080	80,589	-4%

Selected GAAP Financial Data
($ in millions, except per share data)
	Six Months Ended June 30,
	2022	2021	YoY
Revenue	$13,622.0	$12,882.2	6%
Gross Profit	$2,670.6	$2,359.1	13%
Operating Income	$1,077.1	$867.1	24%
Net Income	$738.4	$624.2	18%
Diluted EPS	$12.25	$7.63	61%

New Vehicle Retail Unit Sales	114,332	146,525	-22%
Used Vehicle Retail Unit Sales	156,843	152,369	3%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Six Months Ended June 30,
	2022	2021	YoY
Adjusted Net Income	$738.4	$618.5	19%
Adjusted Diluted EPS	$12.25	$7.56	62%

Segment Results
Segment results(1) for the second quarter 2022 were as follows:
Second Quarter 2022 Segment Results
•Domestic – Domestic segment income(2) was $153 million compared to year-ago segment income of $169 million, a decrease of 9%.
•Import – Import segment income(2) was $193 million compared to year-ago segment income of $204 million, a decrease of 5%.
•Premium Luxury – Premium Luxury segment income(2) was $258 million compared to year-ago segment income of $226 million, an increase of 14%.
The second quarter conference call may be accessed by telephone 844-200-6205 (Conference ID:709044) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 21, 2022, through August 11, 2022, by calling 866-813-9403 (Conference ID: 703427). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America's most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with "DRVPNK" and "What Drives You, Drives Us." AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.

Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," “targets,” “projects,” "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, investments, and pending acquisitions, including the planned expansion of our AutoNation USA pre-owned vehicle stores, our investments in digital and online capabilities, and our planned acquisition of an auto finance company, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic initiatives, partnerships, investments, and pending acquisitions, including the planned expansion of our AutoNation USA stores and the planned acquisition of an auto finance company; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to develop successfully our digital and online capabilities; our ability to satisfy applicable closing conditions for pending acquisitions; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the response by federal, state, and local governments and other parties to, and the economic impacts of, the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
New vehicle	$2,935.8	$3,428.3	$5,743.0	$6,410.6
Used vehicle	2,520.4	2,222.9	5,092.8	3,972.0
Parts and service	1,036.3	950.8	2,040.2	1,801.8
Finance and insurance, net	367.6	369.0	731.5	682.0
Other	9.1	7.4	14.5	15.8
Total revenue	6,869.2	6,978.4	13,622.0	12,882.2
Cost of sales:
New vehicle	2,582.3	3,107.8	5,044.5	5,900.1
Used vehicle	2,363.9	2,020.2	4,799.7	3,629.1
Parts and service	554.6	518.3	1,097.4	980.3
Other	6.7	5.8	9.8	13.6
Total cost of sales	5,507.5	5,652.1	10,951.4	10,523.1
Gross profit	1,361.7	1,326.3	2,670.6	2,359.1
Selling, general, and administrative expenses	754.8	748.9	1,496.2	1,396.8
Depreciation and amortization	48.8	47.9	98.8	95.8
Other income, net	—	(0.7)	(1.5)	(0.6)
Operating income	558.1	530.2	1,077.1	867.1
Non-operating income (expense) items:
Floorplan interest expense	(5.8)	(6.6)	(11.0)	(16.0)
Other interest expense	(34.1)	(20.9)	(63.7)	(42.1)
Other income (loss), net	(13.7)	8.9	(20.1)	19.9
Income from continuing operations before income taxes	504.5	511.6	982.3	828.9
Income tax provision	128.0	126.7	243.7	204.5
Net income from continuing operations	376.5	384.9	738.6	624.4
Loss from discontinued operations, net of income taxes	(0.2)	(0.1)	(0.2)	(0.2)
Net income	$376.3	$384.8	$738.4	$624.2
Diluted earnings (loss) per share(1):
Continuing operations	$6.48	$4.83	$12.25	$7.63
Discontinued operations	$—	$—	$—	$—
Net income	$6.48	$4.83	$12.25	$7.63
Weighted average common shares outstanding	58.1	79.7	60.3	81.8
Common shares outstanding, net of treasury stock, at period end	56.0	73.1	56.0	73.1

(1)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
New vehicle	$2,935.8	$3,428.3	$(492.5)	(14.4)	$5,743.0	$6,410.6	$(667.6)	(10.4)
Retail used vehicle	2,362.2	2,085.8	276.4	13.3	4,754.4	3,729.9	1,024.5	27.5
Wholesale	158.2	137.1	21.1	15.4	338.4	242.1	96.3	39.8
Used vehicle	2,520.4	2,222.9	297.5	13.4	5,092.8	3,972.0	1,120.8	28.2
Finance and insurance, net	367.6	369.0	(1.4)	(0.4)	731.5	682.0	49.5	7.3
Total variable operations	5,823.8	6,020.2	(196.4)	(3.3)	11,567.3	11,064.6	502.7	4.5
Parts and service	1,036.3	950.8	85.5	9.0	2,040.2	1,801.8	238.4	13.2
Other	9.1	7.4	1.7		14.5	15.8	(1.3)
Total revenue	$6,869.2	$6,978.4	$(109.2)	(1.6)	$13,622.0	$12,882.2	$739.8	5.7
Gross profit:
New vehicle	$353.5	$320.5	$33.0	10.3	$698.5	$510.5	$188.0	36.8
Retail used vehicle	147.6	180.4	(32.8)	(18.2)	272.5	305.6	(33.1)	(10.8)
Wholesale	8.9	22.3	(13.4)		20.6	37.3	(16.7)
Used vehicle	156.5	202.7	(46.2)	(22.8)	293.1	342.9	(49.8)	(14.5)
Finance and insurance	367.6	369.0	(1.4)	(0.4)	731.5	682.0	49.5	7.3
Total variable operations	877.6	892.2	(14.6)	(1.6)	1,723.1	1,535.4	187.7	12.2
Parts and service	481.7	432.5	49.2	11.4	942.8	821.5	121.3	14.8
Other	2.4	1.6	0.8		4.7	2.2	2.5
Total gross profit	1,361.7	1,326.3	35.4	2.7	2,670.6	2,359.1	311.5	13.2
Selling, general, and administrative expenses	754.8	748.9	(5.9)	(0.8)	1,496.2	1,396.8	(99.4)	(7.1)
Depreciation and amortization	48.8	47.9	(0.9)		98.8	95.8	(3.0)
Other income, net	—	(0.7)	(0.7)		(1.5)	(0.6)	0.9
Operating income	558.1	530.2	27.9	5.3	1,077.1	867.1	210.0	24.2
Non-operating income (expense) items:
Floorplan interest expense	(5.8)	(6.6)	0.8		(11.0)	(16.0)	5.0
Other interest expense	(34.1)	(20.9)	(13.2)		(63.7)	(42.1)	(21.6)
Other income (loss), net	(13.7)	8.9	(22.6)		(20.1)	19.9	(40.0)
Income from continuing operations before income taxes	$504.5	$511.6	$(7.1)	(1.4)	$982.3	$828.9	$153.4	18.5
Retail vehicle unit sales:
New	57,890	77,164	(19,274)	(25.0)	114,332	146,525	(32,193)	(22.0)
Used	77,080	80,589	(3,509)	(4.4)	156,843	152,369	4,474	2.9
	134,970	157,753	(22,783)	(14.4)	271,175	298,894	(27,719)	(9.3)
Revenue per vehicle retailed:
New	$50,713	$44,429	$6,284	14.1	$50,231	$43,751	$6,480	14.8
Used	$30,646	$25,882	$4,764	18.4	$30,313	$24,479	$5,834	23.8
Gross profit per vehicle retailed:
New	$6,106	$4,153	$1,953	47.0	$6,109	$3,484	$2,625	75.3
Used	$1,915	$2,239	$(324)	(14.5)	$1,737	$2,006	$(269)	(13.4)
Finance and insurance	$2,724	$2,339	$385	16.5	$2,698	$2,282	$416	18.2
Total variable operations(1)	$6,436	$5,514	$922	16.7	$6,278	$5,012	$1,266	25.3

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Revenue mix percentages:
New vehicle	42.7	49.1	42.2	49.8
Used vehicle	36.7	31.9	37.4	30.8
Parts and service	15.1	13.6	15.0	14.0
Finance and insurance, net	5.4	5.3	5.4	5.3
Other	0.1	0.1	—	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	26.0	24.2	26.2	21.6
Used vehicle	11.5	15.3	11.0	14.5
Parts and service	35.4	32.6	35.3	34.8
Finance and insurance	27.0	27.8	27.4	28.9
Other	0.1	0.1	0.1	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	12.0	9.3	12.2	8.0
Used vehicle - retail	6.2	8.6	5.7	8.2
Parts and service	46.5	45.5	46.2	45.6
Total	19.8	19.0	19.6	18.3
Selling, general, and administrative expenses	11.0	10.7	11.0	10.8
Operating income	8.1	7.6	7.9	6.7
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	55.4	56.5	56.0	59.2
Operating income	41.0	40.0	40.3	36.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
Domestic	$2,040.9	$2,124.8	$(83.9)	(3.9)	$4,075.3	$3,971.5	$103.8	2.6
Import	1,949.7	2,175.0	(225.3)	(10.4)	3,923.8	3,944.6	(20.8)	(0.5)
Premium luxury	2,616.6	2,468.5	148.1	6.0	5,095.3	4,572.0	523.3	11.4
Total	6,607.2	6,768.3	(161.1)	(2.4)	13,094.4	12,488.1	606.3	4.9
Corporate and other	262.0	210.1	51.9	24.7	527.6	394.1	133.5	33.9
Total consolidated revenue	$6,869.2	$6,978.4	$(109.2)	(1.6)	$13,622.0	$12,882.2	$739.8	5.7

Segment income*:
Domestic	$153.1	$169.0	$(15.9)	(9.4)	$302.5	$287.5	$15.0	5.2
Import	192.5	203.7	(11.2)	(5.5)	378.7	329.6	49.1	14.9
Premium luxury	257.5	225.7	31.8	14.1	487.0	384.2	102.8	26.8
Total	603.1	598.4	4.7	0.8	1,168.2	1,001.3	166.9	16.7
Corporate and other	(50.8)	(74.8)	24.0		(102.1)	(150.2)	48.1
Add: Floorplan interest expense	5.8	6.6	(0.8)		11.0	16.0	(5.0)
Operating income	$558.1	$530.2	$27.9	5.3	$1,077.1	$867.1	$210.0	24.2
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	16,760	21,459	(4,699)	(21.9)	33,125	43,128	(10,003)	(23.2)
Import	23,612	36,136	(12,524)	(34.7)	48,148	66,979	(18,831)	(28.1)
Premium luxury	17,518	19,569	(2,051)	(10.5)	33,059	36,418	(3,359)	(9.2)
	57,890	77,164	(19,274)	(25.0)	114,332	146,525	(32,193)	(22.0)

Retail used vehicle unit sales:
Domestic	25,180	28,056	(2,876)	(10.3)	51,776	52,535	(759)	(1.4)
Import	25,786	27,128	(1,342)	(4.9)	52,315	52,229	86	0.2
Premium luxury	21,381	22,370	(989)	(4.4)	43,330	41,904	1,426	3.4
	72,347	77,554	(5,207)	(6.7)	147,421	146,668	753	0.5

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Domestic:
Ford, Lincoln	10.8	9.4	10.8	10.3
Chevrolet, Buick, Cadillac, GMC	9.6	9.8	9.4	10.3
Chrysler, Dodge, Jeep, Ram	8.6	8.6	8.8	8.8
Domestic total	29.0	27.8	29.0	29.4
Import:
Toyota	20.4	20.9	20.8	21.6
Honda	9.0	15.5	10.0	14.0
Nissan	2.1	2.7	2.3	2.6
Hyundai	3.3	2.3	3.1	2.1
Subaru	3.0	2.8	3.1	2.9
Other Import	2.9	2.6	2.8	2.5
Import total	40.7	46.8	42.1	45.7
Premium Luxury:
Mercedes-Benz	11.6	8.6	10.3	8.8
BMW	9.5	7.9	9.5	7.1
Lexus	2.8	2.7	2.9	2.8
Audi	2.8	2.6	2.5	2.5
Jaguar Land Rover	1.5	2.0	1.7	2.1
Other Premium Luxury	2.1	1.6	2.0	1.6
Premium Luxury total	30.3	25.4	28.9	24.9
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Capital expenditures (1)	$106.1	$74.3	$156.9	$118.7
Proceeds from exercises of stock options	$1.8	$7.7	$2.6	$28.9
Stock repurchases:
Aggregate purchase price	$403.9	$736.1	$784.9	$1,042.2
Shares repurchased (in millions)	3.7	7.5	7.2	11.3

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Variance	2022	2021	Variance
Floorplan assistance earned (included in cost of sales)	$27.3	$34.7	$(7.4)	$54.8	$66.7	$(11.9)
New vehicle floorplan interest expense	(5.1)	(6.0)	0.9	(8.8)	(14.9)	6.1
Net new vehicle inventory carrying benefit	$22.2	$28.7	$(6.5)	$46.0	$51.8	$(5.8)

Balance Sheet and Other Highlights	June 30, 2022	December 31, 2021	June 30, 2021
Cash and cash equivalents	$336.5	$60.4	$59.5
Inventory	$1,905.3	$1,847.9	$1,756.2
Total floorplan notes payable	$1,517.4	$1,457.6	$1,571.3
Non-vehicle debt	$3,546.5	$3,198.4	$1,997.3
Equity	$2,325.0	$2,377.0	$2,856.8

New days supply (industry standard of selling days)	11 days	9 days	14 days
Used days supply (trailing calendar month days)	40 days	40 days	34 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		1.53x
Covenant	less than or equal to	3.75x

Capitalization ratio		55.1%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)

	Six Months Ended June 30,
	Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
From continuing operations, as reported	$982.3	$828.9	$243.7	$204.5	24.8%	24.7%	$738.6	$624.4
Discontinued operations, net of income taxes							(0.2)	(0.2)
As reported							738.4	624.2	$12.25	$7.63
Gain on equity investment	—	(7.5)	—	(1.8)			—	(5.7)	$—	$(0.07)
Adjusted	$982.3	$821.4	$243.7	$202.7	24.8%	24.7%	$738.4	$618.5	$12.25	$7.56

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
New vehicle	$2,829.5	$3,425.7	$(596.2)	(17.4)	$5,536.9	$6,403.0	$(866.1)	(13.5)
Retail used vehicle	2,245.2	2,083.4	161.8	7.8	4,526.3	3,724.2	802.1	21.5
Wholesale	151.8	136.9	14.9	10.9	323.8	241.8	82.0	33.9
Used vehicle	2,397.0	2,220.3	176.7	8.0	4,850.1	3,966.0	884.1	22.3
Finance and insurance, net	351.2	368.7	(17.5)	(4.7)	702.2	681.2	21.0	3.1
Total variable operations	5,577.7	6,014.7	(437.0)	(7.3)	11,089.2	11,050.2	39.0	0.4
Parts and service	995.9	937.0	58.9	6.3	1,962.2	1,773.8	188.4	10.6
Other	8.9	7.1	1.8		14.5	15.7	(1.2)
Total revenue	$6,582.5	$6,958.8	$(376.3)	(5.4)	$13,065.9	$12,839.7	$226.2	1.8

Gross profit:
New vehicle	$341.4	$320.4	$21.0	6.6	$674.8	$510.0	$164.8	32.3
Retail used vehicle	140.3	180.2	(39.9)	(22.1)	259.3	305.0	(45.7)	(15.0)
Wholesale	9.4	22.3	(12.9)		21.4	37.3	(15.9)
Used vehicle	149.7	202.5	(52.8)	(26.1)	280.7	342.3	(61.6)	(18.0)
Finance and insurance	351.2	368.7	(17.5)	(4.7)	702.2	681.2	21.0	3.1
Total variable operations	842.3	891.6	(49.3)	(5.5)	1,657.7	1,533.5	124.2	8.1
Parts and service	461.0	426.7	34.3	8.0	902.9	809.9	93.0	11.5
Other	2.3	1.4	0.9		4.5	2.2	2.3
Total gross profit	$1,305.6	$1,319.7	$(14.1)	(1.1)	$2,565.1	$2,345.6	$219.5	9.4

Retail vehicle unit sales:
New	55,889	77,081	(21,192)	(27.5)	110,428	146,293	(35,865)	(24.5)
Used	73,211	80,452	(7,241)	(9.0)	149,152	152,018	(2,866)	(1.9)
	129,100	157,533	(28,433)	(18.0)	259,580	298,311	(38,731)	(13.0)

Revenue per vehicle retailed:
New	$50,627	$44,443	$6,184	13.9	$50,140	$43,768	$6,372	14.6
Used	$30,668	$25,896	$4,772	18.4	$30,347	$24,498	$5,849	23.9

Gross profit per vehicle retailed:
New	$6,109	$4,157	$1,952	47.0	$6,111	$3,486	$2,625	75.3
Used	$1,916	$2,240	$(324)	(14.5)	$1,738	$2,006	$(268)	(13.4)
Finance and insurance	$2,720	$2,340	$380	16.2	$2,705	$2,284	$421	18.4
Total variable operations(1)	$6,452	$5,518	$934	16.9	$6,304	$5,016	$1,288	25.7

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Revenue mix percentages:
New vehicle	43.0	49.2	42.4	49.9
Used vehicle	36.4	31.9	37.1	30.9
Parts and service	15.1	13.5	15.0	13.8
Finance and insurance, net	5.3	5.3	5.4	5.3
Other	0.2	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	26.1	24.3	26.3	21.7
Used vehicle	11.5	15.3	10.9	14.6
Parts and service	35.3	32.3	35.2	34.5
Finance and insurance	26.9	27.9	27.4	29.0
Other	0.2	0.2	0.2	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	12.1	9.4	12.2	8.0
Used vehicle - retail	6.2	8.6	5.7	8.2
Parts and service	46.3	45.5	46.0	45.7
Total	19.8	19.0	19.6	18.3